Exhibit 31.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER PURSUANT TO RULE 13A-14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Samuel R. Strickland, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q/A of Booz Allen Hamilton Holding Corporation.

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 25, 2013	By:	/s/ Samuel R. Strickland
Samuel R. Strickland
Executive Vice President, Chief Financial Officer,
Chief Administrative Officer and Director
(Principal Financial and Accounting Officer)